                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

Domestic                                                               Incorporated
--------                                                               ------------
Nashua International, Inc. (1)                                         Delaware
Nashua Photo European Investments, Inc. (2)                            Delaware
Nashua Photo Inc. (1)                                                  Delaware
Nashua Photo International Investments, Inc. (2)                       Delaware
Nashua P.R., Inc. (1)                                                  Delaware
Rittenhouse, LLC (1)                                                   Illinois

Foreign                                                                Incorporated
-------                                                                ------------
Nashua FSC Limited (1)                                                 Jamaica
Nashua Photo B.V. (2)(4)                                               Netherlands
Nashua Imaging Supplies (UK) Limited (2)                               England
Nashua Photo S.N.C. (3) (4)                                            France


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(1)      Stock held by Nashua Corporation.

(2)      Stock held by Nashua Photo Inc.

(3) Stock held 99.9% by Nashua Photo European Investments, Inc. and .1% by Nashua Photo International Investments, Inc.

(4)      In liquidation.



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NOTE:    Nashua Corporation has certificates representing 15% of Multitek, S.A.
         de C.V. (Mexico).

         Nashua Corporation owns a 37% interest in Cerion Technologies Liquidating Trust.

         Nashua Corporation owns a 39% interest in Labelnet, S.A. de C.V. (Mexico).